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                                                                  Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the registration statement of Asta Funding, Inc. on Form S-3 of our report dated October 29, 1999, on our audits of the consolidated financial statements of Asta Funding, Inc. and Subsidiaries as of September 30, 1999 and 1998, and for the years then ended, which report is included in the Annual Report on Form 10-KSB. We also consent to the reference to our Firm under the caption "Experts."




RICHARD A. EISNER & COMPANY, LLP


Florham Park, New Jersey
July 25, 2000